NASDAQ: OMRI	OMRIX Biopharmaceuticals, Inc. 630 5th Avenue, 22nd Floor, New York, NY 10111 Main: (212) 887-6500 www.omrix.com
OMRIX Biopharmaceuticals Appoints Ana I. Stancic as Executive Vice President and Chief Financial
Officer
New York, NY, August 23, 2007 — OMRIX Biopharmaceuticals, Inc. (“OMRIX” or the “Company”)
(NASDAQ: OMRI), a fully-integrated biopharmaceutical company that develops and markets protein-based biosurgery and passive immunotherapy products, announced today the appointment of Ana I. Stancic, as Executive Vice President, Chief Financial Officer (CFO) effective October 1, 2007.
“Ana brings over 20 years of extensive and diverse strategic, financial and operational leadership experience to OMRIX,” said Robert Taub, President and Chief Executive Officer of OMRIX. “Ana understands the financial management needs of a growing health care company such as OMRIX and will be an invaluable addition to our management team. We are delighted to welcome her and look forward to her contributions.”
Before joining OMRIX, Ms. Stancic most recently served as Senior Vice President, Finance at ImClone Systems Incorporated (“ImClone”) where she was responsible for ImClone’s finance department, information technology and internal audit. Ms. Stancic joined ImClone as Vice President, Controller and Chief Accounting Officer in 2004. Prior to joining ImClone, she was Vice President and Controller at Savient Pharmaceuticals, Inc from 2003 to February 2004. Ms. Stancic was Vice President and Chief Accounting Officer at Ogden Corporation from 1999 to 2002 and Regional Chief Financial Officer at OmniCare, Inc. from 1997 to 1999. Ms. Stancic began her career in 1985 at PricewaterhouseCoopers in the Assurance practice where she had responsibility for international and national companies in the pharmaceutical and services industries.
In her position as OMRIX’ CFO, Ms. Stancic will be responsible for matters pertaining to the areas of corporate finance, investor relations and information technology.
Ms. Stancic is a Certified Public Accountant and holds an M.B.A. degree from Columbia Business School.
About OMRIX Biopharmaceuticals, Inc.
OMRIX Biopharmaceuticals is a fully-integrated biopharmaceutical company developing and marketing protein-based biosurgery and passive immunotherapy products. OMRIX’ biosurgery product line includes products and product candidates that are used for the control of bleeding, or hemostasis, and other surgical applications. OMRIX’ novel Fibrin Patch, a biological-device convergence product candidate, addresses severe bleeding, an unmet medical need. The Company’s passive immunotherapy product line includes antibody-rich products and product candidates for the treatment of immune deficiencies, infectious diseases and potential bio-defense applications. For more information, please visit: www.omrix.com.
Safe Harbor Statement
This press release contains forward-looking statements. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the company’s filings with the SEC, including sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form 10-K as filed with the Securities and Exchange Commission on March 13, 2007 and the Company’s most recent quarterly reports on Form 10-Q and its current reports on Form

NASDAQ: OMRI	OMRIX Biopharmaceuticals, Inc. 630 5th Avenue, 22nd Floor, New York, NY 10111 Main: (212) 887-6500 www.omrix.com
8-K. Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.
Contact:
Nanci I. Prado
General Counsel
Omrix biopharmaceuticals, Inc.
(212)887-6500